FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

            Hewitt Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-0851756
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Half Day Road
Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act Registration Statement file number to which this form relates (if applicable): Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Class B Common Stock, par value $.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the class B common stock of Hewitt Associates, Inc. (the “Company”) to be registered hereunder is set forth under the heading “Description of Capital Stock” in the prospectus contained in the Company’s Registration Statement on Form S-3 (Registration No. 333-105560) filed by the Company with the Securities and Exchange Commission, as may be amended from time to time (the “Registration Statement”), which description is incorporated herein by reference. The Registration Statement was originally field with the Securities and Exchange Commission on May 27, 2003 on Form S-1.

Item 2. Exhibits

1.	Amended and Restated Articles of Incorporation of the Company, (incorporated herein by reference to Exhibit 3.1 to Hewitt Associates, Inc.’s Registration Statement on Form S-1, as amended, Registration No. 333-84198).

2.	Amended and Restated By-laws of the Company, (incorporated herein by reference to Exhibit 3.2 to Hewitt Associates, Inc.’s Registration Statement on Form S-1, as amended, Registration No. 333-84198).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 27, 2004	HEWITT ASSOCIATES, INC. By: /s/ John M. Ryan Name: John M. Ryan Title: Chief Administrative Officer